EXHIBIT 10.8

                       ASSET AND STOCK PURCHASE AGREEMENT

         This Asset and Stock Purchase Agreement ("Agreement"), dated as of October 4, 2003 ("Effective Date") is entered into by and among ICEWEB ONLINE, INC., a Virginia corporation being formed ("IOI"), successor to ICEWEB WORLDWIDE ACQUISITION CORPORATION II, a Delaware corporation that was to be formed, party of the first part; ICEWEB, INC. a Delaware corporation ("Iceweb"); party of the second part; I-PLICITY, INC, a Virginia corporation ("I-Plicity"), party of the third part; and I-PLICITY SHAREHOLDERS (collectively the "Shareholders"), parties of the fourth part

                                    RECITALS

         A. The Shareholders are the owners of the percentage of the issued and outstanding capital stock of I-Plicity necessary to consent to this Agreement.

         B. I-Plicity is the owner of certain assets which IOI wishes to acquire.

         C. IOI wishes to acquire 19% of the capital stock of I-Plicity in exchange for authorized but unissued shares of common stock, par value $.001 per share (the "Common Stock") of Iceweb as hereinafter provided.

         D. It is the intention of the parties hereto that: (i) Iceweb shall acquire 19% of the capital stock of I-Plicity owned by the Shareholders in exchange solely for the consideration set forth below (the "Exchange"); (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each jurisdiction where the Shareholders reside; and (iii) the Exchange is intended to qualify as a "tax-free" transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

         E. It is the intention of the parties hereto that IOI will acquire 19% of the capital stock of I-Plicity and purchase certain assets of I-Plicity. Neither IOI nor Iceweb will assume the liabilities of I-Plicity. On an asset by asset basis, certain liabilities may be assumed in connection with certain assets being purchased.

         NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE I
                        ACQUISITION OF SHARES AND ASSETS

         SECTION 1.0 - ACQUISITION OF SHARES

         1.01 Acquisition of Shares. IOI, Iceweb and the Shareholders hereby agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange 4,750 shares of the Common Stock of I-Plicity, which constitute 19% of the 25,000 issued and outstanding shares of capital stock of I-Plicity (the "I-Plicity Shares"), by transferring the I-Plicity Shares to IOI, a wholly owned subsidiary of Iceweb, and, in exchange therefor, Iceweb shall issue to the Shareholders 1,531,046 shares of Iceweb's Common Stock (the "Iceweb Shares") to be divided among 12 shareholders. 968,954 shares are to be split between the executive management team and distributed at Closing. The remaining 562,092 shares will be distributed to I-Plicity investors and non-executive employee shareholders at closing.

         1.02 Delivery of I-Plicity and Iceweb Shares. On the Closing Date, the Shareholders will deliver to IOI the certificates representing the I-Plicity Shares, duly endorsed for transfer (or with executed stock powers), so as to make IOI the sole owner thereof. Simultaneously, Iceweb will deliver certificates representing the Iceweb Shares to the Shareholders as provided in Exhibit A.

         1.03 Investment Intent. The Iceweb shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be resold unless the Iceweb Shares are registered under the Act or an exemption from such registration is available. The Shareholders represent and warrant that they are acquiring the Iceweb Shares for their respective accounts for investment, and not with a view to the sale or distribution of the Iceweb Shares. Each certificate representing the Iceweb Shares will have a legend thereon incorporating language as follows:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act or any applicable state securities laws."

         1.04 Registration Rights.

                  a. Incidental Registration. In connection with any Public Offering of Iceweb securities, Shareholders shall have the right to require Iceweb to include all or (at Shareholder's election) any portion of the Iceweb Shares. Notwithstanding the foregoing, if the underwriters shall advise Iceweb in writing that, in their experience and professional opinion arrived at in good faith based upon existing market conditions, inclusion of such number of Iceweb Shares (together with the shares of Common Stock requested for registration by any other selling equityholders) will adversely affect the price or distribution of the securities to be offered in such

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Public Offering solely for the account of Iceweb, then Holder shall then have the right to include only such number of Iceweb Shares that such advice by the underwriters indicates may be distributed without adversely affecting the distribution of the securities solely for Iceweb's account. As between Shareholders and any other holders of Iceweb Common Stock requesting to be included in such Public Offering, such availability for inclusion in the registration for such Public Offering shall be allocated pro rata based upon the total number of shares of Iceweb Common Stock owned or purchasable. In connection with any underwritten Public Offering, provided that all other holders of equity interests of Iceweb are subject to identical (or more restrictive) restrictions with respect to their equity interests, then Shareholders shall agree to refrain from selling or otherwise transferring (other than to affiliates) any Iceweb Shares not included in such Public Offering for a period of time (not to exceed 14 calendar days prior to and 180 calendar days after the effective date of the registration statement for such Public Offering) as may be appropriate under the circumstances and reasonably requested by Iceweb and the underwriters for such offering.

                  b. Certain Additional Agreements in Connection with Registrations. In connection with any Public Offering, Iceweb (i) shall furnish Shareholders such numbers of copies of registration statements and prospectuses (and amendments and supplements thereto) as Shareholder may reasonably request, and (ii) shall take all such other actions as are necessary or advisable to facilitate the registration and sale of such Iceweb Shares. In connection with any Public Offering as to which Shareholder is requesting registration of Iceweb Shares, Shareholder (A) shall provide Iceweb with such information regarding itself, himself or herself as may be reasonably required by Iceweb, and (B) shall reasonably cooperate with Iceweb in the preparation of the registration statement. In connection with any offering of Iceweb Shares pursuant to the provisions of this Section, Iceweb and Shareholders shall provide each other with customary indemnifications that are no more favorable to Iceweb than those applicable to any other Persons participating in such Public Offering.

                  c. Public Offering means any issuance or other sale of any Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire common Stock or such securities) of Iceweb pursuant to a registration statement filed with the Commission under the Securities Act, other than a registration on Form S-8 (or any successor form) relating solely to employee benefits or stock plans provided, however, that if a registration statement is filed at the request of holders of the Common Stock of Iceweb and no shares of Common Stock will be sold under such registration statement on account of the Iceweb, then such registration statement will only be considered a Public Offering if such offering will result in gross proceeds of at least $5,000,000 to the selling security holders.

         SECTION 1.1 - ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES

         1.11 Acquisition of Assets. IOI and I-Plicity hereby agree that for and in consideration of the sum of US SIXTY FIVE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS (us $65,500.00) I-Plicity shall sell to IOI, and IOI shall purchase from I-Plicity, free of all liens and encumbrances, the following I-Plicity assets ("Assets):

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                  a. SOFTWARE AND DOCUMENTATION. All software and documentation developed, under development, and used in what is referred to as the Kashmere CMS suite of software products, plus all other software and documentation developed by or for I-Plicity at any time. Every software program developed or used by I-Plicity shall be described in Schedule 1.11.a. and, if the program is designated by name, the name for the program shall be provided in Schedule 1.11.a. (the "Software Programs"). Without limiting the generality of the foregoing, I-Plicity shall convey to Buyer the following:

                           (i) CODE. All computer programming code. Code shall
include both Object Code and Source Code. "Object Code" is defined as the machine-readable form of the Code. "Source Code" is defined as the human-readable form of the Code, including all comments and any procedural code such as job control language. All Code is currently resident on computer servers owned or controlled by I-Plicity, IOI, or Iceweb. At or after Closing, a mutually acceptable software expert must warrant that all computer programming code as set forth in Schedule 1.11.a. remains on the computer servers.

                           (ii) PRODUCTS AND DERIVATIVE PRODUCTS. All products
in Source Code and, if in existence, Object Code. Products may have taken the form of either an original product, derivative work, or a copy of the product, and may have been licensed to I-Plicity's customers as a basic Software Program, or a modification, addition, or replacement of or to the Product, whether in the form of a fix, new release, enhancement, upgrade, new product, or otherwise. A "Derivative Work" means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes of this Agreement, a Derivative Work shall also include any compilation that incorporates such a preexisting work. All Products and Derivative Works developed and/or sold by I-Plicity, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11.a. attached.

                           (iii) DOCUMENTATION. All Documentation, including
written materials (and machine-readable text subject to display and printout) that directly relate to and/or describe particular Code. Documentation shall include Development Documentation and User Documentation. Development Documentation means Documentation used in conjunction with Source Code in the development process. User Documentation means Documentation in the form of instructions and manuals provided to end-user customers. All Documentation, the rights to all of which are being assigned hereunder, are described and listed in
Schedule 1.11.a. attached.

                           (iv) EXISTING LICENSES. All license agreements
between I-Plicity and its customers, which relate to Products or Derivative Products that have already been fully or partially delivered and installed ("Existing Licenses"). All Existing Licenses are described and listed in
Schedule 1.11.a. attached.

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                           (v) GENERIC CODE. All Generic Code. "Generic Code"
means the Code identified in Schedule 1.11.a. attached hereto, consisting of subroutines that are currently part of a Product or Derivative Work and used by I-Plicity or any of its Software developers in other products or for other purposes.

                           (vi) THIRD PARTY SOFTWARE LICENSES. All software
developed or licensed by third parties to I-Plicity as licensee, and used by I-Plicity in development of Software or otherwise used in I-Plicity's business. All Third Party Software Licenses, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11.a. attached.

                  b. OTHER CONTENT. All content not included in the Software assets described in subparagraph a. above, whether said content is analog or digital voice, video, or data content stored on tape, disk, or any form of analog, digital, electronic, or other media. All Other Content, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11.b attached.

                  c. CUSTOMER CONTRACTS. All contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity (including for-profit businesses, non-profit organizations, and government entities) respecting the ownership, license, acquisition, design, development, distribution, marketing, use, hosting or maintenance of computer program code, analog recordings, related technical or user documentation, and databases, arising out of the businesses in which I-Plicity has been engaged, AND WHICH IOI SPECIFICALLY AGREES TO ACCEPT. EXCLUDED FROM THE ASSIGNMENT OF CUSTOMER CONTRACTS ARE THOSE CUSTOMER CONTRACTS WHICH IOI DOES NOT ACCEPT. REJECTION OF ASSIGNMENT OF CUSTOMER CONTRACTS MAY OCCUR FROM TIME TO TIME AS IOI DEEMS APPROPRIATE, FOLLOWING COMPLETION OF DUE DILIGENCE BY IOI. Also included are sales leads, teaming arrangements in process, hosting opportunities, and application service provider software provision opportunities. All Customer Contracts, the rights to all of which are being assigned hereunder, are described and listed in Schedule 1.11.c. attached.

         1.12 Assumption of Liabilities. IOI and I-Plicity hereby agree that, in connection with the Assets being acquired by IOI from I-Plicity, I-Plicity shall delegate to IOI those liabilities as set forth in Schedule 1.12 only, and IOI agrees to accept and assume those liabilities. It is the intention of the parties that IOI's assumption of liabilities is to be restricted to only those liabilities that transfer in connection with assets being assigned. By way of example only, Customer Contracts being assigned under this Agreement include liabilities to the Customer. That liability is assumed by IOI in connection with the asset being assigned to IOI hereunder. IOI WILL CONDUCT DUE DILIGENCE WITH RESPECT TO LIABILITIES AND MAY REVOKE ITS PRIOR ACCEPTANCE OF DELEGATED LIABILITIES IF IOI DETERMINES THAT ALL ASPECTS OF ANY GIVEN LIABILITY HAVE NOT BEEN COMPLETELY DISCLOSED TO IOI.

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                                   ARTICLE II
                                     CLOSING

         2.01 Time and Place of Closing. If not consummated simultaneously herewith, the transactions contemplated by this Agreement shall be consummated on or about October 4, 2003, at such place as the parties shall mutually agree (the "Closing Date"). The time and place at which the transactions contemplated hereby are consummated is hereinafter referred to as the "Closing".

         2.02 Deliveries at Closing. At the Closing:

                  (a) The Shareholders shall cause the I-Plicity Common Stock to be delivered to IOI, duly endorsed for transfer;

                  (b) Iceweb shall deliver, or provide irrevocable instructions to issue and deliver, the Iceweb Shares;

                  (c) I-Plicity shall deliver the Assets to IOI;

                  (d) Iceweb shall pay to I-Plicity or its creditors, or forgive prior advances, either at Closing or as the same become due, the sum of $65,500.00;

                  (e) Employment Agreements for MATTHEW J. COOKE, ANKASH BADAMI, ROBERT KIMBLE, MICHAEL N. CACHINE, NICOL M. COOKE, JEFF FERSON, DANIEL HENSGEN AND CHRISTOPHER MENGEL, in the form attached as Exhibit A.

                  (f) Incentive stock option Agreements MATTHEW J. COOKE, ANKASH BADAMI, ROBERT KIMBLE, MICHAEL N. CACHINE, NICOL M. COOKE, JEFF FERSON, DANIEL HENSGEN AND CHRISTOPHER MENGEL, in the forms attached as Exhibit B.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                        OF I-PLICITY AND THE SHAREHOLDERS

         I-Plicity and the Shareholders, jointly and severally, hereby represent and warrant to Iceweb as follows:

         3.01     Legal Capacity of I-Plicity.

                  (a) I-Plicity has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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                  (b) The execution and delivery of this Agreement by I-Plicity, and the consummation by it of the transactions contemplated hereby, does not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which I-Plicity is a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which I-Plicity is subject or by which I-Plicity or any of its respective assets or properties is bound.

                  (c) This Agreement has been duly and validly executed by I-Plicity, and constitutes a valid and binding obligation of I-Plicity enforceable against I-Plicity in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.02 Organization and Authority of I-Plicity. I-Plicity is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. I-Plicity is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of I-Plicity (an "I-Plicity Material Adverse Effect"). I-Plicity has no subsidiaries.

         3.03 Capitalization. The authorized capital stock of I-Plicity consists of 25,000 shares of I-Plicity Common Stock, of which 25,000 shares of Common Stock are issued and outstanding on the date hereof. I-Plicity is not a party to or bound by any options, calls, voting agreements, contracts, or commitments of any character relating to any issued or unissued capital stock or any other equity security issued or to be issued by I-Plicity. The issued and outstanding I-Plicity Common Stock has been duly authorized and is validly issued, fully paid and non-assessable and not subject to the preemptive or anti-dilution rights of any person.

         3.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors and by the Shareholders. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no other approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to I-Plicity in connection with the execution and delivery by I-Plicity of this Agreement and the consummation and performance by it of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by I-Plicity of this Agreement in accordance with its terms and conditions will not
(a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of I-Plicity's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-Laws of I-Plicity, as the same have been amended and/or restated from time to time (ii) any instrument, contract or other material agreement by or to which I-Plicity is a party or by or to which I-Plicity's assets or properties are bound or subject; (iii) any statute, law or regulation of any

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jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, I-Plicity or the assets or properties of I-Plicity; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to I-Plicity or any of I-Plicity's assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the I-Plicity Shares or assets or property of I-Plicity.

         3.05 Financial Statements, Books and Records. The following I-Plicity financial statements are attached hereto as Schedule 3.05: the unaudited balance sheet of I-Plicity as of August 2003 (the "Balance Sheet"), and the related unaudited statement of operations for the period then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of I-Plicity as at such date and the results of its operations for the period then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the omission of footnotes or otherwise as indicated therein. Since the date of the Balance Sheet there has not been:

                  (a) any change which could reasonably be expected to have an I-Plicity Material Adverse Effect:

                  (b) any damage, destruction or loss which could reasonably be expected to have an I-Plicity Material Adverse Effect;

                  (c) any declaration, setting aside or payment of any distribution or with respect to any redemption or repurchase of I-Plicity's capital stock; or

                  (d) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by I-Plicity of any properties or assets.

         3.06 Litigation. Except as disclosed in Schedule 3.06 hereto, there is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving I-Plicity or any of I-Plicity's properties or rights which (a) could reasonably be expected to have an I-Plicity Material Adverse Effect, or (b) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         3.07 Taxes. I-Plicity has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to I-Plicity is currently the Subject of an audit, and no notice of a planned audit has been received by I-Plicity.

         3.08 Corporate Records. I-Plicity has granted Iceweb access to all the tax, accounting, corporate and financial books and records relating to the business of I-Plicity. Such books and records have been maintained on a current basis, are true and complete in all material respects, and fairly reflect the financial condition and results of operations of I-Plicity as of the dates thereof and the periods ended. The minute books of I-Plicity contain complete and accurate

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records of all meetings and other corporate actions of its Board of Directors and stockholders and have been made available to Iceweb for review.

         3.09 I-Plicity's Properties. I-Plicity has good and marketable title to all its personal property, equipment, processes, patents copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to I-Plicity), including all property reflected in I-Plicity's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of I-Plicity), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set for the in Schedule 3.09. I-Plicity has no ownership interest in any real property. The assets and properties owned, operated or leased by I-Plicity and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

         3.10 Insurance. Schedule 3.10 contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity the bonds held by I-Plicity. I-Plicity is not in default with respect to any provisions of any such policy or indemnity the Shareholders and has not failed to give any notice or present any claim hereunder in due and timely fashion. All policies of insurance and the bonds are: (1) in full force and effect; (2) are sufficient for compliance by I-Plicity with all requirements of law and of all agreements and instruments to which I-Plicity is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of I-Plicity in amounts at least equal to customary coverage in I-Plicity's industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will terminate or lapse by reason of, the transactions contemplated by this Agreement.

         3.11 Transactions with Certain Persons. Except as disclosed in Schedule 3.11, I-Plicity has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of I-Plicity or any relative of any such person, or any corporation or other entity in which such person owns beneficial interest.

         3.12 Material Contracts. I-Plicity has no purchase, sale, commitment, or other contract, the breach or termination of which would have an I-Plicity Materially Adverse Effect on the financial condition of I-Plicity.

         3.13 Employment Matters. Schedule 3.13 contains a list of all officers, their contracts, base salaries, accrued vacation pay, sick pay, and severance pay. I-Plicity has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. I-Plicity has not been a party to a "prohibited transaction," which would Subject I-Plicity to any tax or penalty. There is no collective bargaining agreement or negotiations therefore, labor grievance or arbitration proceeding against I-Plicity pending or threatened, and to the knowledge of I-Plicity, there are no union organizing activities currently pending or threatened against or involving I-Plicity.

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         3.14 Authorizations. I-Plicity has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business except as set for the in Schedule 3.14, which contains a list of all licenses, permits approvals, and other authorizations, as well as a list of all copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other permits, each of which is valid and in full force and effect.

         3.15 Compliance with Laws. I-Plicity is not in violation of any federal, state local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

         3.16 Compliance with Environmental Laws. I-Plicity is in Compliance with all applicable pollution control and environmental laws, rules and regulations. I-Plicity has no environmental licenses, permits and other authorizations relative to compliance with environmental laws, rules and regulations.

         3.17 No Litigation. There are no actions, suits, claims, complaints or proceedings pending or threatened against I-Plicity, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees or any governmental authority outstanding, which specifically apply to I-Plicity or any of its assets.

         3.18 Validity. All contracts, agreements, leases and licenses to which I-Plicity is a party or by which it or any of its properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of I-Plicity or by any other party thereto.

         3.19 No Brokers. Neither I-Plicity nor The Shareholders is a party to any agreement pursuant to which I-Plicity or Iceweb will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby.

         3.20 Information on the Shareholders. Except as set forth on Schedule 3.20, the Shareholders each represent that they are each an "accredited investor," as such term is defined in Regulation D promulgated by the Act, are experienced in investments and business matters, has made investments of a speculative nature and, with its representatives, have such knowledge and experience in financial, tax and other business matters as to enable them to utilize the information made available by Iceweb to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment. The Shareholders are able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

         3.21 Ownership of I-Plicity Shares and Authorization of Agreement. Each of the Shareholders represents that he is the sole owner of record and beneficially owns all of the shares

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of capital stock of I-Plicity attributed to him in Exhibit A, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either I-Plicity or the Shareholders to issue, sell or transfer any stock or other securities of I-Plicity. The Shareholders have the power to enter into this Agreement and to carry out the obligations hereunder This Agreement has been duly executed by the Shareholders and constitutes the valid and binding obligation of the Shareholders and is enforceable against the Shareholders in accordance with its terms.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ICEWEB

   Iceweb hereby represents and warrants to I-Plicity and the Shareholders as follows:

         4.01 Legal Capacity of Iceweb.

                  (a) Iceweb has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by Iceweb, and the consummation of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which Iceweb a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which Iceweb is subject or by which Iceweb or any of its respective assets or properties is bound.

                  (c) This Agreement has been duly and validly executed by Iceweb, and constitutes a valid and binding obligation of Iceweb enforceable against Iceweb in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is Subject to the discretion of the court before which any proceeding therefor may be brought.

         4.02 Organization and Authority of Iceweb. Iceweb is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease and to operate its properties. Iceweb is qualified to transact business as a foreign corporation in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations, assets or properties of Iceweb (a "Iceweb Material Adverse Effect").

         4.03 Capitalization. The authorized capital stock of Iceweb consists of 100,000,000 shares of Common Stock, of which 31,053,000 shares are issued and outstanding on the date hereof and 1,000,000 shares of Preferred Stock, no shares of which are issued and outstanding.

The Iceweb Shares have been duly authorized and, upon issuance as contemplated hereby, will be validly issued, fully paid and non-assessable and not Subject to the preemptive or anti-dilution rights of any person.

         4.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to Iceweb in connection with the execution and delivery by Iceweb of this Agreement and its consummation and performance of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by Iceweb of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of Iceweb's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Certificate of Incorporation or By-Laws of Iceweb (ii) any material instrument, contract or other agreement by or to which Iceweb is a party or by or to which Iceweb's assets or properties are bound or Subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Iceweb or the assets or properties of Iceweb; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to Iceweb or any of the its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of Iceweb.

         4.05 Filings. The Common Stock of Iceweb is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Iceweb has filed with the United States Securities and Exchange Commission ("SEC") all reports required to be filed by it under the Exchange Act (the "SEC Filings"), and Iceweb is current in its filing obligations under the Exchange Act. The cumulative SEC Filings are true, complete and accurate in all material respects.

         4.06 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Iceweb or Iceweb or any of their respective properties or rights which
(i) could reasonably be expected to have an Iceweb Material Adverse Effect, or
(ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         4.07 Taxes. Iceweb has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to Iceweb is currently the Subject of an audit, and no notice of a planned audit has been received by or on behalf of Iceweb.

         4.08 Corporate Records. Iceweb has provided I-Plicity access to all the tax, accounting, corporate and financial books and records relating to Iceweb. Such books and records have been maintained on a current basis, are true and complete and fairly reflect the financial condition and results of operations of Iceweb as of the dates thereof and the periods ended.

         4.09 No Brokers. Iceweb is not a party to any agreement pursuant to which I-Plicity, the Shareholders, Iceweb, or IOI will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby and any action by Iceweb.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF IOI

         IOI hereby represents and warrants to I-Plicity and the Shareholders, as of the date of IOI's incorporation in the Commonwealth of Virginia, as the context requires, as follows:

         5.01 Legal Capacity of IOI.

                  (a) IOI is a Virginia corporation being formed. IOI by its promoter John Signorello, has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The execution and delivery of this Agreement by IOI, and the consummation of the transactions contemplated hereby, do not violate or conflict with (i) any material terms of any organizational document or any instrument, contractual restriction or commitment of any kind or character to which IOI a party or by which it is bound, or (ii) any requirement of law or any judgment, decree or order of any governmental or regulatory authority to which IOI is subject or by which IOI or any of its respective assets or properties is bound.

                  (c) This Agreement has been duly and validly executed by IOI, and constitutes a valid and binding obligation of IOI enforceable against IOI in accordance with its terms except to the extent that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) the availability of remedies, including specific performance, is Subject to the discretion of the court before which any proceeding therefor may be brought.

         4.02 Organization and Authority of IOI. IOI is a corporation being formed.

         4.03 Capitalization. The authorized capital stock of IOI consists of 5,000 shares of Common Stock, of which 1,000 shares will be issued and outstanding following formation of IOI.

         4.04 Consents and Approvals. This Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors. No approval, order or consent of, filing or registration with or notice or payment to, any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of, or filing with or notice or payment to, any other person is required by or with respect to IOI in connection with the execution and delivery by IOI of this Agreement and its consummation and performance of the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance by IOI of this Agreement in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or give rise to any acceleration of IOI's obligations or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Articles of Incorporation or By-Laws of IOI (ii) any material instrument, contract or other agreement by or to which IOI is a party or by or to which IOI's assets or properties are bound or Subject; (iii) any statute, law or regulation of any jurisdiction or any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IOI or the assets or properties of IOI; or (iv) any license, franchise, approval, certificate, permit or authorization applicable to IOI or any of the its assets; or (b) result in the creation of any lien, charge or encumbrance of any nature, upon the assets or property of IOI.

         4.05 Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving IOI or IOI or any of their respective properties or rights which (i) could reasonably be expected to have an IOI Material Adverse Effect, or (ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         4.06 Taxes. IOI has filed all tax returns that it was required to file, and has paid all taxes indicated on such returns for such periods which are due and payable as of the date hereof. All such tax returns were in all respects true, complete and correct and filed on a timely basis. None of the income tax returns filed by, on behalf of or with respect to IOI is currently the Subject of an audit, and no notice of a planned audit has been received by or on behalf of IOI.

         4.07 No Brokers. IOI is not a party to any agreement pursuant to which I-Plicity, the Shareholders or IOI will become obligated to pay a commission to any person as a result of consummation of the transactions contemplated hereby and any action by IOI.

                                   ARTICLE VI
             COVENANTS OF I-PLICITY AND THE SHAREHOLDERS AND ICEWEB

         6.01 I-Plicity and the Shareholders covenant and agree that from the date hereof through and after Closing without the prior written consent of
Iceweb:

                  (a) Ordinary Course of Business. I-Plicity will operate the business of I-Plicity only in the ordinary course and will use its best efforts to preserve I-Plicity's business, origination, goodwill and relationships with persons having business dealings with them.

                  (b) Maintain Properties. I-Plicity will maintain all of I-Plicity's properties in good working order, repair and condition (reasonable wear and use excepted) and cause I-Plicity to take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, service marks, trade names, brand names, copyrights and other intangible assets.

                  (c) Compensation. I-Plicity will not (i) enter into or alter any employment agreements; (ii) grant any increase in compensation other than normal merit increases consistent with I-Plicity's general prevailing practices to any officer or employee; or (iii) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

                  (d) No Indebtedness. I-Plicity will create, incur, assume guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of I-Plicity.

                  (e) No Disposition on Encumbrance. Except in the ordinary course of business consistent with past practice, I-Plicity will not (i) dispose of or encumber any of its properties and assets, (ii) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (iii) cancel or compromise any debt or claim, (iv) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (v) enter into or modify in any material respect or terminate any existing license, lease, or contract.

                  (f) No Securities Issuances. Neither I-Plicity nor the Shareholders will issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of I-Plicity except for the transactions contemplated herein.

                  (g) Capital Commitments. I-Plicity will not make or commit to make any capital expenditure, capital addition or capital improvement.

                  (h) Notice of Change. I-Plicity will promptly advise Iceweb in writing of any I-Plicity Material Adverse Change, or the occurrence of any event which involves any Icewebstantial possibility of a material adverse change, in the business, financial condition, results of operations, assets, liabilities or prospects of I-Plicity.

                                   ARTICLE VII
                           CONDITIONS PRECEDENT TO THE
                      OBLIGATION OF ICEWEB AND IOI TO CLOSE

         The obligation of Iceweb and IOI to close the transactions contemplated hereby is Subject to the fulfillment by I-Plicity and the Shareholders prior to Closing of each of the following conditions, which may be waived in whole or in part by Iceweb and IOI:

         7.01 Compliance with Representations, Warranties and Covenants. The representations and warranties and covenants of I-Plicity and the Shareholders contained in this Agreement shall have been true and correct when made.

         7.02 No Adverse Change. There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of I-Plicity.

         7.03 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the transactions contemplated hereby.

         7.04 Documents to be Delivered by I-Plicity. I-Plicity or the Shareholders shall have delivered the following documents to IOI:

                  (a) Stock certificates representing the I-Plicity Common Stock being transferred hereunder, duly endorsed or in blank or accompanied by duly executed stock powers.

                  (b) All corporate and other records of applicable to I-Plicity including, but not limited to, current and up to date minute books, stock transfer books and registers, books or accounts, leases and material contracts.

         7.05 Assets to be Delivered by I-Plicity. I-Plicity or the Shareholders shall have delivered the Assets to IOI and the Assets shall be as represented hereunder.

                                  ARTICLE VIII
                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                   OF I-PLICITY AND THE SHAREHOLDERS TO CLOSE

         The obligation of I-Plicity and the Shareholders to close the transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived, in whole or in part, by I-Plicity:

         8.01 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Iceweb and IOI in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Iceweb shall have performed all agreements, covenants and conditions required to be performed by Iceweb prior to the Closing.

         8.02 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         8.03 Issuance of Iceweb Shares. Iceweb shall issue 1,394,004 shares and deliver the certificates representing such shares.

         8.04 Deliveries. Iceweb shall enter into the agreements contemplated by
Section 2.02(e) and Section 2.02(f).

                                   ARTICLE IX
                 MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

         9.01 Modifications. Iceweb, IOI, I-Plicity and the Shareholders may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

         9.02 Waivers. Iceweb and I-Plicity and the Shareholders may, in writing, extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

         9.03 Termination by Abandonment. This Agreement may be terminated before the Closing:

                  (a) By the mutual consent of Iceweb, IOI, I-Plicity and the Shareholders;

                  (b) By Iceweb and IOI, if the representations and warranties of I-Plicity and the Shareholders set forth herein shall not be accurate, or conditions precedent set forth herein shall not have been satisfied in all material respects;

                  (c) By I-Plicity and the Shareholders, if the representations and warranties of Iceweb set forth herein shall not be accurate, or conditions precedent set forth herein shall not have been satisfied in all material respects; and

                  (d) In the event of any such termination, each party shall bear their own expenses.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.01 Indemnification by Shareholders. The Executive Management Shareholders hereby indemnify and hold Iceweb harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by Iceweb and arising out of the breach of any representation or warranty to the extent such breach results in a material adverse effect to the business and operation of Iceweb taken as a whole or covenant of I-Plicity or the Shareholders hereunder, or failure to perform any covenant or obligation required to be performed by them hereunder. Executive Management Shareholders means Matthew J. Cooke, Ankash Badami, Robert Kimble and Michael N. Cachine.

         10.02 Indemnification by Iceweb. Iceweb hereby indemnifies and holds I-Plicity and the Shareholders harmless from and against any and all damages, losses, liabilities, obligations, costs or expenses incurred by I-Plicity and arising out of the breach of any representation or warranty of Iceweb hereunder, or Iceweb's failure to perform any covenant or obligation required to be performed by either of them hereunder.

         10.03 Time for Assertion. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before 12 months from the date hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.01 Waiver. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         11.02 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made (a) when delivered personally, including by courier service, (b) three business days following deposit in the United Sates mail, certified mail, return receipt requested, or (c) when transmitted by facsimile provided that electronic confirmation of receipt is retained by the party transmitting such facsimile. The addresses to which notices are to be provided are as follows:

         If to Iceweb:              Iceweb, INC.
                                    620 Herndon Parkway, Suite 360
                                    Herndon, Virginia   20170
                                    Attention: John R. Signorello, President
                                    Facsimile:  (703) 964-0160

         If to I-Plicity:           I-Plicity
                                    11600 Sunrise Valley Drive
                                    Suite 380
                                    Reston, VA 20191
                                    Attention:   Matt Cooke
                                    Facsimile:  (___) ___-____

         If to the Shareholders:    To the respective shareholder addresses

Any party may change the address to which notice is to be provided to it by written notice to the other party hereto delivered pursuant to this Section.

         11.03 Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the Commonwealth of Virginia, without regard to the choice of laws provisions thereof.

         11.04 Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

         11.05 Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

         11.06 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

         11.07 Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

         11.08 Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         11.09. Promoter Liability. IOI is executing this Agreement by John Signorello, IOI's promoter. Following the formation of IOI as a Virginia corporation, all promoter liability of John Signorello shall be extinguished. Thereafter, IOI shall be considered the party to this Agreement and John Signorello shall be released of all promoter liability.

         IN WITNESS WHEREOF, the undersigned have executed this Asset and Stock Purchase Agreement, effective as of the 4th day of October, 2003.

                                    IOI:

                                    ICEWEB ONLINE, INC.,
                                    a Virginia corporation being formed


                                    By: /s/ John R. Signorello
                                        ----------------------------------------
                                        John R. Signorello, Promoter


                                    ICEWEB:

                                    ICEWEB, INC.,
                                    a Delaware corporation


                                    By: /s/ John R. Signorello
                                        ----------------------------------------
                                        John R. Signorello, Chairman and CEO


                                    I-PLICITY:

                                    I-PLICITY, INC.,
                                    a Virginia corporation


                                    By: /s/ Matthew J. Cooke
                                        ----------------------------------------
                                        Matthew J. Cooke, President/CEO


                                    By: /s/ Ankash Badami
                                        ----------------------------------------
                                        Ankash Badami, CTO


                                    By: /s/ Robert Kimble Jr.
                                        ----------------------------------------
                                        Robert Kimble Jr. Chief Scientist


                                    By: /s/ Robert Kimble Jr.
                                        ----------------------------------------
                                        Michael N. Cachine COO

                                    SHAREHOLDERS:

                                    I-PLICITY SHAREHOLDERS:

                                    /s/ Matthew J. Cooke
                                    --------------------------------------------
                                    Matthew J. Cooke

                                    /s/ Ankash Badami
                                    --------------------------------------------
                                    Ankash Badami

                                    /s/ Robert Kimble Jr.
                                    --------------------------------------------
                                    Robert Kimble Jr.

                                    /s/ Michael Cachine
                                    --------------------------------------------
                                    Michael Cachine

                                    /s/ Nicol M. Cooke
                                    --------------------------------------------
                                    Nicol M. Cooke

                                    /s/ Christopher Mengel
                                    --------------------------------------------
                                    Christopher Mengel

                                    /s/ Jeff Ferson
                                    --------------------------------------------
                                    Jeff Ferson

                                    /s/ Daniel Hensgen
                                    --------------------------------------------
                                    Daniel Hensgen

                                    /s/ Richard L. Liebhaber
                                    --------------------------------------------
                                    Richard L. Liebhaber

                                    /s/ William E. Conway
                                    --------------------------------------------
                                    William E. Conway

                                    /s/ J.P. Blase Cooke
                                    --------------------------------------------
                                    J.P. Blase Cooke


                                    LIEBHABER & ASSOCIATES


                                    By: /s/ Liebhaber & Associates
                                        ----------------------------------------